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                                                                    EXHIBIT 23.5

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 13, 1997, accompanying the 1996 consolidated financial statements of First Southern Bancshares, Inc. and subsidiaries incorporated by reference in the Form S-4 Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Form S-4 Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."


                                              BANKS, FINLEY, WHITE & CO.




Atlanta, Georgia
October 17, 1997